CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-45084) of Energy East Corporation of our report dated June 26, 2008 relating to the financial statements of the Central Maine Power Company Employee Savings and Investment Plan for Union Employees, which appears in this Form 11-K.

/s/ Baker Newman & Noyes Limited Liability Company
Portland, Maine June 27, 2008